UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EQUITABLE FINANCIAL CORP.
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Not Applicable
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EQUITABLE FINANCIAL CORP.

113 North Locust Street

Grand Island, Nebraska 68801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, November 15, 2016, at 10:00 a.m.

To the Stockholders of Equitable Financial Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Equitable Financial Corp., a Maryland corporation (the “Company”), will be held on Tuesday, November 15, 2016, at 10:00 a.m. (central time) at The Yancey, Commons Room, 123 North Locust Street, Grand Island, Nebraska for the following purposes:

1.	The election of three directors to serve for terms of three years;

2.	The approval of the Equitable Financial Corp. 2016 Equity Incentive Plan;

3.

The ratification of the independent registered public accounting firm selected by the Audit Committee as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017; and

4.	Such other matters as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on September 23, 2016, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.  Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date, and sign the enclosed proxy card and return it promptly so that your vote can be recorded.  Alternatively, you may vote by telephone.  Instructions for voting by telephone are included on the enclosed proxy card.

If you are present at the Annual Meeting and desire to do so, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Teresa Hartwig,
Secretary

Dated: October 10, 2016
Grand Island, Nebraska

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet.  This Notice of Meeting and Proxy Statement, and our Annual Report to Stockholders for the fiscal year ended June 30, 2016, are available online and may be accessed at http://investors.equitableonline.com.  In accordance with SEC rules, we do not use “cookies” or other software that identifies visitors accessing these materials on this website.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

EQUITABLE FINANCIAL CORP.

113 North Locust Street

Grand Island, Nebraska 68801

______________________________________

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 15, 2016

________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Equitable Financial Corp. to be used at our Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Tuesday, November 15, 2016, at 10:00 a.m. (central time) at The Yancey, Commons Room, 123 North Locust Street, Grand Island, Nebraska, and any adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 10, 2016.

On July 8, 2015, Equitable Financial Corp., a federal corporation (“Old Equitable”) completed its “second step” conversion from the mutual holding company structure to the fully public stock holding company structure and was succeeded by Equitable Financial Corp., a Maryland corporation (“New Equitable”). New Equitable’s only subsidiary is Equitable Bank.  New Equitable and Equitable Bank are sometimes collectively referred herein as the “Company.” All references to company and committee actions prior to July 8, 2015, are to Old Equitable.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy; however, confers to the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by (i) sending written notice of revocation to our Corporate Secretary at the address shown above, (ii) submitting a new proxy by telephone, (iii) voting a later dated proxy card, or (iv) by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares of common stock are not registered in your own name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had previously submitted a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share, as of the close of business on September 23, 2016, (the “Record Date”) are entitled to one vote for each share then held. Stockholders are not permitted to vote their shares cumulatively. As of the Record Date, we had 3,477,157 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Broker non-votes and abstentions will count towards establishing a quorum.

Persons and groups who beneficially own in excess of five percent (5%) of the common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by named executive officers and directors individually, by all executive officers and directors as a group, and by each person who was known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock on the Record Date. None of the shares beneficially owned by directors, executive officers or nominees to the Board of Directors have been pledged as security or collateral for any loans.

		Percent of All
	Total Shares	Common Stock
Name of Beneficial Owner	Beneficially Owned	Outstanding
Directors, Nominees and Named Executive Officers
Vincent J. Dugan	12,889	0.4%
Levi D. Fisher(1)	22,051	0.6%
Thomas E. Gdowski(2)	64,606	1.9%
Gary L. Hedman(3)	43,868	1.3%
Douglas J. Nodgaard(4)	8,250	0.2%
Pamela L. Price	8,985	0.3%
Darcy M. Ray(5)	13,233	0.4%
Jack E. Rasmussen(6)	21,016	0.6%
Douglas J. Redman(7)	52,871	1.5%
David L. Richardson(8)	27,873	0.8%
Benedict P. Wassinger, Jr.(9)	21,944	0.6%

All directors and executive officers as a group (11 persons)	297,586	8.6%

5% Beneficial Owners
Employee Stock Ownership Plan
113 North Locust Street
Grand Island, Nebraska 68801	230,435	6.6%

Elkhorn Partners Limited Partnership(10)
2222 Skyline Drive
Elkhorn, Nebraska 68022	283,473	8.2%

Maltese Capital Management LLC(11)
150 East 52nd Street
30th Floor
New York, New York 10022	302,629	8.7%

*Less than 1%.

(1)	Includes 2,464 shares held in Mr. Fisher’s 401(k) and 3,421 shares allocated under our employee stock ownership plan with respect to which Mr. Fisher has voting but not investment power.
(2)

Includes 34,004 shares held in Mr. Gdowski’s IRA, 10,921 shares held in Mr. Gdowski’s 401(k) and 6,159 shares allocated under our employee stock ownership plan with respect to which Mr. Gdowski has voting but not investment power.

(3)	Includes 33,002 shares held in Mr. Hedman’s IRA and 1,091 shares held by a member of Mr. Hedman’s immediate family.
(4)

Includes 8,250 shares held in Mr. Nodgaard’s IRA, 5,488 shares held in Mr. Nodgaard’s 401(k) and 1,425 shares allocated under our employee stock ownership plan with respect to which Mr. Nodgaard has voting but not investment power.

(5)	Includes 6,252 shares held in Ms. Ray’s 401(k) and 2,610 shares allocated under our employee stock ownership plan with respect to which Ms. Ray has voting but not investment power.
(6)	Includes 12,036 shares held in Mr. Rasmussen’s IRA.
(7)	Includes 6,922 held in Mr. Redman’s 401(k), 10,000 shares held by Mr. Redman’s spouse’s IRA and 4,364 shares owned by Mr. Redman’s spouse.
(8)	Includes 17,239 shares held in Mr. Richardson’s 401(k) and 3,562 shares allocated under our employee stock ownership plan with respect to which Mr. Richardson has voting but not investment power.

(9)	Includes 12,022 shares held in Mr. Wassinger’s IRA, 5,837 shares held by Mr. Wassinger’s spouse’s IRA and 60 shares held as custodian for Mr. Wassinger’s grandchildren.
(10)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2016, filed by Elkhorn Partners Limited Partnership dated August 12, 2016.
(11)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2016, filed by Maltese Capital Management LLC dated August 11, 2016.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of each nominee proposed by the Board of Directors, or to “WITHHOLD” a vote for each nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for each nominee being proposed is withheld.

As to the approval of the Equitable Financial Corp. 2016 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote “FOR” the approval; (ii) vote “AGAINST” the approval; or (iii) “ABSTAIN” from voting on such approval. The affirmative vote of a majority of the eligible votes cast at the annual meeting is required for the approval of the Equitable Financial Corp. 2016 Equity Incentive Plan.  Broker non-votes and abstentions will have no effect on the outcome of the vote.

As to the ratification of BKD, LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote “FOR” the ratification; (ii) vote “AGAINST” the ratification; or (iii) “ABSTAIN” from voting on such ratification. The affirmative vote of a majority of the eligible votes cast at the annual meeting is required for the ratification of BKD, LLP as the independent registered public accounting firm for the year ending June 30, 2017. Broker non-votes and abstentions will have no effect on the outcome of the vote.

If your broker holds shares that you own in “street name,” the broker generally may vote your shares on routine matters even if the broker does not receive instructions from you. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. At this Annual Meeting, a non-routine matter is the election of directors or the approval of the Equitable Financial Corp. 2016 Equity Incentive Plan, while the ratification of the independent registered public accounting firm is considered a routine matter.

Proxies solicited hereby will be returned to us and will be tabulated by an inspector of election designated by our Board of Directors. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is composed of nine members.  Our bylaws provide that approximately one-third of the directors are to be elected annually. Directors are generally elected to serve for a three year period or until their respective successors have been elected and shall qualify. Three directors will be elected at the Annual Meeting. The Nominating and Corporate Governance Committee of the Board of Directors has nominated Gary L. Hedman, Douglas J. Redman, and David L. Richardson to each serve as a director for a three-year term.

The table below sets forth certain information regarding the composition of our Board of Directors, including the terms of office of Board members as of the Record Date, as well as certain information regarding our executive officers. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to each nominee) will be voted at the Annual Meeting for the election of the nominees identified. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominee was selected. The Board of Directors recommends a vote “FOR” the nominees to serve as directors until their respective term expires.

			Director	Term to
Name	Age	Position	Since	Expire
Thomas E. Gdowski	56	President, Chief Executive Officer and Director	2007	2017
David L. Richardson	37	Community Bank President (Grand Island), Chief Lending Officer and Director	2013	2016
Levi D. Fisher	39	Community Bank President (North Platte) and Director	2014	2018
Benedict P. Wassinger, Jr.	73	Chairman of the Board	1985	2018
Vincent J. Dugan	54	Director	2007	2017
Gary L. Hedman	73	Director	2003	2016
Pamela L. Price	71	Director	2003	2018
Jack E. Rasmussen	86	Director	1987	2017
Douglas J. Redman	57	Director	2001	2016
Douglas J. Nodgaard	54	Community Bank President (Omaha)	—	—
Darcy M. Ray	36	Chief Financial Officer	—	—

The principal occupation during the past five years of each of our directors and executive officers is set forth below. All directors and executive officers have held their present positions for all five years unless otherwise stated.

Nominees for Election, Term Expires 2016

Gary L. Hedman is retired.  He is the former President and Chief Executive Officer of Southern Public Power District, an electric utilities company, having served in that capacity for over 30 years until 2012.  Mr. Hedman’s extensive business and management experience at a regulated entity provides a valuable perspective to the Board.

Douglas J. Redman served as Equitable Bank’s Business Development Officer from May, 2009, until December 2010. Mr. Redman has been a partner in (i) Red Mountain 1 LLC since September, 2013, (ii) Red Mountain Breakfast Company LLC since January, 2014, and (iii) I84 Donuts LLC since September, 2015; each of which operate under a Dunkin Donuts franchise.  Mr. Redman is also the former owner of several businesses, including Subway franchises, and Video Kingdom stores.  Mr. Redman’s experience as a small business owner provides the Board with valuable insight into managing and overseeing a business, as well as a valuable perspective on the needs of our business banking customers.

David L. Richardson has served as Community Bank President (Grand Island) and Chief Lending Officer of Equitable Bank since May, 2009.  Prior to that time, Mr. Richardson served as Credit Administration Manager of Equitable Bank.  Mr. Richardson is a member of the Board of Directors of the Company.  Mr. Richardson provides the Board with extensive knowledge of our customers and loan portfolio.

Continuing Directors and Executive Officers

Thomas E. Gdowski has served as President and Chief Executive Officer of Equitable Bank since December, 2008.  Prior to that, Mr. Gdowski had served as Executive Vice President and Chief Operating Officer of Equitable Bank since June, 2006.  Other prior positions with Equitable Bank include Chief Financial Officer (August to December, 2008), Senior Vice President (March, 2005, to June, 2006), and Chief Branch Operating Officer (November, 2005, to June, 2006).  Prior to joining Equitable Bank, Mr. Gdowski served as the Funds Management Officer for TierOne Bank from September, 2004 to March, 2005, and as Executive Vice President and Chief Financial Officer of United Nebraska Bank from 1993 to September, 2004.  Mr. Gdowski is a member of the Board of Directors of the Company.  Mr. Gdowski provides the Board with extensive knowledge of our customers and lending markets.

Vincent J. Dugan is the President and General Counsel of Trego/Dugan Aviation, Inc., a Nebraska-based aviation company, and the President of Trego/Dugan Aviation of Grand Island, Inc.  He has served in those positions since July, 1994.  Mr. Dugan has also been affiliated with the law firm of Brouillette, Dugan & Troshynski in North Platte, Nebraska since October, 2007.  Mr. Dugan’s experience as an attorney provides a valuable resource and perspective to the Board.

Jack E. Rasmussen is the retired owner and partner of Jack’s Tire Service in Grand Island, Nebraska.  Because of his over 25 years of Board service, Mr. Rasmussen provides the Board of Directors with extensive institutional knowledge. Mr. Rasmussen also provides the Board with extensive business experience and knowledge of the Grand Island community and market area.

Darcy M. Ray has served as Chief Financial Officer of Equitable Bank since November, 2015.  Prior to that time, Ms. Ray served as Vice President of Finance and Controller of Equitable Bank since November, 2006.  Ms. Ray also has served as a part-time accountant with Horst & Associates in Grand Island, Nebraska since January, 2007.  Prior to joining Equitable Bank, Ms. Ray was a Staff Accountant with McDermott & Miller PC in Grand Island, Nebraska.

Douglas J. Nodgaard has served as Community Bank President (Omaha) of Equitable Bank since May, 2013.  Prior to joining Equitable Bank, Mr. Nodgaard served as the Chief Lending Officer of United Republic Bank from April, 2010, to May, 2013, and as Senior Vice President and Chief Marketing Officer of First Westroads Bank from January, 1999, to April, 2010.

Levi D. Fisher has served as Community Bank President (North Platte) of Equitable Bank since June, 2011.  Prior to that time, Mr. Fisher served as an Agricultural Loan Officer of Equitable Bank since May, 2005.  Prior to joining Equitable Bank, Mr. Fisher served as an Ag Loan Officer for United Nebraska Bank from May, 2002, to May, 2005.  Mr. Fisher is a member of the Board of Directors of the Company.  Mr. Fisher provides the Board with extensive knowledge of our customers and loan portfolio, particularly with respect to our North Platte market.

Benedict P. Wassinger, Jr. serves as Chairman of the Board of Directors for the Company.  Mr. Wassinger is a pharmacist and previous owner of Bens’ Drug Store dba Bens Long Term Care Pharmacy, and A-B Health Services, LLC in Grand Island, Nebraska.   Because of his over 30 years of board service, Mr. Wassinger provides the Board of Directors with extensive institutional knowledge. Mr. Wassinger also provides the Board with extensive business experience and knowledge of the Grand Island community and market area.

Pamela L. Price is retired. She is the former Executive Director of the Stuhr Museum Foundation, having served in that capacity for 14 years until August, 2014.  As Executive Director, Ms. Price raised unrestricted funds, special project funds, and endowment funds to benefit the living history, education and preservation programs of the Stuhr Museum in Grand Island.  Ms. Price’s experience in the non-profit sector and her service to Grand Island provides the Board with a unique perspective on conditions in the Grand Island community and market area.

Board of Director Independence

The Board of Directors determines the independence of each director in accordance with Nasdaq Stock Market rules, which include all elements of independence as set forth in the listing requirements for Nasdaq securities.  The Board of Directors has determined that all of our directors are “independent” directors within the meaning of such standards, with the exceptions of Mr. Gdowski, Mr. Fisher, and Mr. Richardson.  In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are required to be reported in this proxy statement and that had an impact on our determination as to the independence of our directors.

Leadership Structure and Risk Oversight of the Board of Directors

Our Board of Directors is chaired by Benedict P. Wassinger, Jr. who is not an executive officer. We do not have a lead independent director. We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization. In addition, we note that we have never engaged in a transaction with an affiliate of our Chairman, other than deposit transactions and loans in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with the general public. As a member of the Board for over 30 years, Mr. Wassinger provides extensive institutional and business knowledge to the Board. As a result, he can recommend solutions and prioritize the agenda for Board action.

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company and Equitable Bank. Internal and external audits provide further support, identification, and management of the risks associated with operating the Company. Additionally, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to the organization.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Exchange Act. Our officers, directors, and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the common stock. SEC rules require that the Company disclose the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis. All of our officers and directors who are required to file Forms 3, 4, and 5, filed these forms on a timely basis during the year ended June 30, 2016.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of our Board of Directors is conducted through meetings and activities of the Board of Directors and its committees. The Board of Directors held twelve meetings during the year ended June 30, 2016. During the year ended June 30, 2016, no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served. The Board of Directors encourages each director to attend annual meetings of stockholders. Seven of the nine directors attended the annual meeting of stockholders in 2015.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of the following directors: Vincent Dugan, Pamela Price, Jack Rasmussen, and Benedict Wassinger, Jr.  Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available at our website at http://investors.equitableonline.com.

The functions of the Nominating and Corporate Governance Committee include the following:

•	periodically review the appropriateness of the size of the Board;

•	actively seek and identify individuals qualified to become Board members, consistent with the Board's needs and criteria approved by the Board;

•	oversee the evaluation of the background and qualifications of any candidate for the Board, such candidate's compliance with the independence standards, and other applicable qualifications;

•	recommend independence categorical standards and determinations with respect to each Board member's independence;

•	recommend to the Board director nominees to be proposed for election at the annual shareholder’s meeting, or to be appointed as the needs arises;

•	determine whether to approve a director's request to join the Board of any other public company;

•	annually review committee assignments and chair positions, and recommend the appointment of committee members; and

•	recommend the appointment of the Chairman of the Board.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business, and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all Board members. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The

Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our stockholders; and

•	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee also takes into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an Audit Committee financial expert.

The Nominating and Corporate Governance Committee believes that diversity is an important component of a Board of Directors, including such factors as background, skills, experience, community involvement, expertise, gender, race, and culture.

The Nominating and Corporate Governance Committee does not have any specific written minimum qualifications or skills that it believes must be met by either a committee-recommended or a stockholder-recommended candidate in order to serve on the Board. The Nominating and Corporate Governance Committee applies an equal level of scrutiny and review to all candidates, whether they have been provided by the Committee or through a stockholder nomination. The Nominating and Corporate Governance Committee believes that at least one of our directors must possess the requisite financial sophistication to satisfy the standards required for Nasdaq-listed companies. We have not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

Procedures for the Nomination of Directors by Stockholders

The Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 113 North Locust Street, Grand Island, Nebraska 68801. The Corporate Secretary must receive a submission not less than 80 days and not more than 90 days prior to the date of the annual meeting. The submission must include the following information:

•	the name and address of the stockholder as they appear on the Company’s books, and the number of shares of stock that are owned beneficially or of record by the stockholder;

•	all information relating to the nominee’s qualification to serve on the Board of Directors;

•	the nominee’s affidavit that he or she would not be disqualified under the provisions of Article II, Section 12 of the Company’s bylaws;

•	such information regarding the stockholder and the nominee as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	the nominee’s written consent to be nominated and to serve as a director if elected;

•

a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice.

A nomination submitted by a stockholder for presentation at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Stockholder Proposals.”

Stockholder Communications with the Board

A stockholder who wants to communicate with the Board of Directors, or with any individual director can write to our Chairman at 113 North Locust Street, Grand Island, Nebraska 68801, Attention: Chairman. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly; for example if it is a request for information about us or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors’ meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at http://investors.equitableonline.com. Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

Audit Committee

The Board of Directors has adopted a written charter for the Audit Committee, which is available at our website at http://investors.equitableonline.com. The Audit Committee met four times during the year ended June 30, 2016. The Audit Committee consists of the following directors: Gary Hedman, Jack Rasmussen, and Vincent Dugan. Responsibilities of the Audit Committee include the following:

•	examine and approve the quarterly and annual financial statements prepared by the independent registered public accounting firm;

•	prepare the Audit Committee Report for the annual proxy statement, as required by the SEC;

•	evaluate and appoint, on an annual basis, an independent registered public accounting firm;

•	review the Company’s internal audit function and internal accounting controls; and

•	consult with legal counsel and other advisors to ensure legal and regulatory compliance.

All members of the Audit Committee are “independent” as defined in the listing standards for Nasdaq-listed companies and under Rule 10A-3 of the Exchange Act. All members of the Audit Committee are able to read and understand financial statements, and no member of the Audit Committee has participated in the preparation of our financial statements or Equitable Bank’s financial statements during the past three years. Gary Hedman is deemed by us to be an

“audit committee financial expert.”  Mr. Hedman has an understanding of generally accepted accounting principles (GAAP) and has the ability and experience to review, evaluate and analyze financial statements which present the breadth and level of complexity of issues that we reasonably expect to be raised in connection with a review of our financial statements. Mr. Hedman has actively reviewed our financial statements since becoming a director in 2003. Mr. Hedman has acquired these attributes through the experience he has gained as the President and Chief Executive Officer of the Southern Public Power District, an electric utilities company, for more than 30 years.

Audit Committee Report

Management is responsible for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States, and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In accordance with SEC rules, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed our audited consolidated financial statements for the year ended June 30, 2016, with management and our independent registered public accounting firm;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•

Received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent registered public accounting firm their independence from the Company; and

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2016, to be filed with the SEC. In addition, the Audit Committee approved the appointment of BKD, LLP as our independent registered public accounting firm for the year ending June 30, 2017.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Gary Hedman, Vincent Dugan, and Jack Rasmussen

Compensation Committee

The Board of Directors has adopted a written charter for the Compensation Committee, which is available at our website at http://investors.equitableonline.com.  Pamela Price, Douglas Redman, and Benedict Wassinger, Jr. serve on the Compensation Committee, which meets periodically to review the performance of officers and employees and determine compensation programs and adjustments. Mr. Gdowski is not present, does not vote on or participate in deliberations with respect to his compensation, and will not vote on compensation of other executive officers. The Compensation Committee met two times in the year ended June 30, 2016. Each member of the Compensation Committee is independent as defined under the Nasdaq listing standards.

The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs, and director compensation. Compensation of the President and Chief Executive Officer, and other executive officers for the year ended June 30, 2016, was paid by the Company and determined by the Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee administers, and has discretionary authority over the issuance of equity awards under our 2006 Incentive Plan, and recommends to the Board of Directors the bonuses to be paid pursuant to our bonus program as described below under “Executive Compensation.”

In order to keep costs to a minimum, the Compensation Committee did not employ an outside consultant to provide recommendations on employee or officer compensation during the year ended June 30, 2016. The Compensation Committee does not delegate authority to determine executive and director compensation to any individual or entity. However, using guidelines established by the Compensation Committee, our department of human resources provides the historical salary and bonus compensation to the Compensation Committee and gives recommendations of salary increases and annual bonuses based on the performance of the officer or employee. The Compensation Committee also relies from time to time on publicly available information including compensation surveys, market and employment conditions within the region or nation, and payroll statistics to determine officer and director compensation. Furthermore, the President and Chief Executive Officer serves as a resource to the Compensation Committee by participating in compensation-related activities purely in an informational and advisory capacity, and presents the other officers’ performance summaries and recommendations relating to their compensation to the Compensation Committee for their review and approval. The President and Chief Executive Officer has no vote with respect to compensation matters decided by the Compensation Committee or the Board of Directors.

Executive Compensation

Summary Compensation Table.  The table below summarizes the total compensation paid to, or earned by, Thomas E. Gdowski, our principal executive officer, and our two most highly compensated other executive officers who received total compensation of $100,000 or more during the fiscal years ended June 30, 2015, and June 30, 2016. The officers listed in the table are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table for Fiscal Year Ended June 30, 2016
					All Other
	Fiscal	Salary	Stock Awards	Bonus	Compensation	Total
Name & Principal Position	Year	($)(1)	($)	($)	($)(2)	($)
Thomas E. Gdowski	2016	$181,208	$20,953	$61,585	$17,271	$281,018
President and Chief Executive Officer	2015	171,122	16,050	30,020	13,211	230,403

David L. Richardson	2016	123,005	10,395	32,950	15,719	182,069
Community Bank President (Grand Island) and Chief Lending Officer	2015	120,159	7,300	20,850	12,788	161,097

Douglas J. Nodgaard	2016	141,873	4,480	13,392	18,215	177,960
Community Bank President (Omaha)	2015	140,289	---	19,696	11,362	171,347

(1)

Includes directors fees paid in cash for service by the officer on the Board of Directors of the Company.  For the fiscal year ended June 30, 2016, such amounts were $11,400 for Mr. Gdowski, $11,400 for Mr. Richardson and $0 for Mr. Nodgaard.  For the fiscal year ended June 30, 2015, such amounts were $11,400 for Mr. Gdowski, $11,400 for Mr. Richardson and $0 for Mr. Nodgaard

(2)	Details of the amounts reported in the “All Other Compensation” column for fiscal years 2015 and 2016 are provided in the table below:

	Mr. Gdowski		Mr. Richardson		Mr. Nodgaard
	2015	2016	2015	2016	2015	2016
Employer contribution to 401(k) plan	$4,472	$6,729	$2,115	$2,619	$4,655	$4,991
Vehicle allowance	1,600	---	4,500	4,500	---	---
Market value of ESOP contribution	3,167	6,570	2,200	4,343	2,401	4,573
Country club dues	3,973	3,973	3,973	4,258	3,947	8,305
Phone reimbursement	---	---	---	---	360	346
Total	$13,211	$17,271	$12,788	$15,719	$11,362	$18,215

Employment Agreement with Mr. Gdowski.  Mr. Gdowski entered into an employment agreement with the Company dated June 30, 2011.  The employment agreement had an initial term of 24 months.  The employment agreement provides that, on each anniversary date of the agreement, outside members of the Board of Directors may extend the agreement term for an additional year, so that the remaining term again becomes 24 full months from the applicable anniversary date.  The decision to extend is based on an annual review of Mr. Gdowski’s performance.  Mr. Gdowski’s employment agreement was last extended by the outside members of the Board of Directors in 2016, and the term of the employment agreement now continues through June 30, 2018.

The employment agreement provides Mr. Gdowski with a base salary of $173,000.  Mr. Gdowski’s annual rate of base salary is reviewed by the Board of Directors at least annually, and may be increased but not decreased.  In addition to base salary, Mr. Gdowski is entitled to incentive compensation in accordance with any program established by the Company or as otherwise determined by a majority of the outside members of the Board of Directors in their discretion.  Further, Mr. Gdowski is entitled to participate in any and all officer or employee compensation and benefit plans in effect from time to time. Mr. Gdowski is also reimbursed for reasonable business expenses incurred while performing his obligations as President and Chief Executive Officer.

In the event of Mr. Gdowski’s involuntary termination of employment for reasons other than cause, disability or death, or in the event he voluntarily terminates employment with “good reason,” Mr. Gdowski will receive the following benefits:  (a)  if such termination occurs following a change in control of the Company, Mr. Gdowski will be entitled to receive a lump sum severance payment equal to the sum of six months’ base salary as in effect at the time of the change in control or termination of employment, whichever is higher; or (b) if such termination does not occur following a change in control of the Company, Mr. Gdowski will continue to receive his base salary as in effect at the time of termination for a period of six months in accordance with regular pay practices.  For purposes of the employment agreement, “good reason” means:  (a) a failure to reelect or reappoint Mr. Gdowski as President and Chief Executive Officer without his consent; (b) a material change in Mr. Gdowski’s position to become one of lesser responsibility, importance or scope without his consent; (c) a liquidation or dissolution of the corporation, other than those related to reorganizations that do not affect the status of Mr. Gdowski; (d) a material reduction in Mr. Gdowski’s base salary or benefits, other than a reduction that is generally applicable to executive employees or a reduction or elimination of benefits as part of a good faith, overall reduction or elimination of such plans or benefits applicable to all participants; or (e) a material breach of the employment agreement by the Company.

Discretionary Bonus Program.    The Board of Directors has the authority to award discretionary bonus payments to the named executive officers.  While strict numerical formulas are not used to quantify the named executive officers’ bonus payments, both company-wide and individually based performance objectives are used to determine bonus payments.  Company-wide performance objectives focus on growth, expense control and asset quality, which are customary metrics used by similarly situated financial institutions in measuring performance. Individually based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation.  Both the company-wide and individually based performance objectives are evaluated by the Board of Directors on an annual basis and also as a trend of performance.  The Board of Directors also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our primary market areas.

Outstanding Equity Awards.  The following table sets forth information with respect to our outstanding equity awards as of June 30, 2016, for our named executive officers.

Outstanding Equity Awards at June 30, 2016
	Stock Awards
	Number of	Market value of
	shares or units of	shares or units of
	stock that have	stock that have
	not vested	not vested
Name	(#)	($)(1)
Thomas E. Gdowski	7,964	$66,180
David L. Richardson	4,456	37,029
Douglas J. Nodgaard	2,682	22,287

(1)	Based on the closing price on June 30, 2016, of $8.31 per share.

Benefit Plans

2006 Equity Incentive Plan.  The Equitable Financial Corp. 2006 Equity Incentive Plan (the “2006 Incentive Plan”) was approved at our 2006 annual meeting.  The 2006 Incentive Plan authorizes the issuance of up to 176,296 stock options and 70,518 shares of restricted stock to employees and directors.  The 2006 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to grant awards, designate participants, determine the type or types of awards to be granted to each participant and the number, terms, and conditions of awards, and otherwise to make all other decisions and determinations that may be required under the 2006 Incentive Plan.  To date, no stock options and 68,096 shares of restricted stock have been granted under the 2006 Incentive Plan to employees and directors.

Employee Savings and Profit Sharing Plan.  Equitable Bank maintains an Employee Savings’ and Profit Sharing Plan which is a qualified, tax-exempt profit sharing plan with a “cash or deferred” feature that is tax-qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).  All employees who have attained age 21 and have completed six months of employment during which they worked at least 500 hours are eligible to participate.

The 401(k) Plan provides for employee before-tax contributions and employee Roth after-tax contributions, discretionary employer matching contributions, and discretionary employer profit-sharing contributions.  Participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash, in an amount up to 75% of their compensation to the 401(k) Plan, provided that the amount deferred does not exceed $18,000 for 2016.  In addition, for participants who are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called “catch-up contributions”) to the 401(k) Plan.  The “catch-up contributions” may be made regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan.  The maximum “catch-up contribution” that a participant can make in 2016 is $6,000.  For these purposes, “compensation” includes total compensation (including salary reduction contributions made under the 401(k) Plan or the flexible benefits plan sponsored by Equitable Bank), but does not include compensation in excess of $265,000 for 2016.  Employer matching contributions are made by Equitable Bank at the discretion of, and determined by, the Board of Directors.  Presently, Equitable Bank makes matching contributions equal to 50% of the first 6% of compensation contributed to the 401(k) Plan by an employee through salary deferrals.  Annual profit-sharing contributions are made by Equitable Bank at the discretion of, and determined by, the Board of Directors.  All employee contributions and earnings thereon are fully and immediately vested.  All employer matching and profit-sharing contributions vest at the rate of 20% per year beginning at the end of a participant’s first year of service with Equitable Bank until a participant is 100% vested after five years of service.  Participants also will vest in employer profit-sharing contributions when they reach the normal retirement age of 65 or later, or upon death or disability regardless of years of service.

401(k) Plan benefits will be paid to each participant in a lump sum.  For the plan year ended December 31, 2015, the Company made a contribution in the amount of $83,524 to the 401(k) Plan.

Employee Stock Ownership Plan.  Equitable Bank maintains an Employee Stock Ownership Plan (“ESOP”).  Employees who are at least 21 years old with at least three months of employment with Equitable Bank during which they have worked at least 1,000 hours are eligible to participate.  The ESOP borrowed funds from Old Equitable and used those funds to purchase shares of common stock for the plan.  Collateral for the loan is the common stock purchased by the ESOP.  The common stock that was purchased with the loan is held in a suspense account and allocated to participants’ accounts in the ESOP as the loan is repaid. Equitable Bank makes annual contributions to the ESOP which are used by the ESOP to repay the loan from Old Equitable.

Benefits under the ESOP become vested in an ESOP participant at the rate of 20% per year, starting upon an employee’s completion of one year of credited service, and will be fully vested upon completion of five years of credited service.  Participants’ interest in their account under the ESOP will also fully vest in the event of termination of service due to their normal retirement, death, disability or upon a change in control (as defined in the plan).  Vested benefits will be payable generally upon the participants’ termination of employment with Equitable Bank, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

Director Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended June 30, 2016. Director compensation paid to directors who are also Named Executive Officers is reflected above in “Executive Compensation — Summary Compensation Table.”

Each director receives an annual retainer of $3,000 plus a fee of $950 per month for service on the Board of Directors.  Our Chairman receives an additional fee of $1,000 per month, and members of our Executive Committee receive an additional fee of $500 per month.  Directors serving on committees receive an additional fee of $300 for each meeting attended.  Director Hedman receives a fee of $400 for each Audit Committee meeting he attends.  We paid a total of $123,100 in non-employee director fees during the fiscal year ended June 30, 2016.

Set forth below is director compensation for each of our non-employee directors for the fiscal year ended June 30, 2016.

	Fees Earned or Paid
Name	in Cash	Total
Vincent J. Dugan	$15,900	$15,900
Gary L. Hedman	22,000	22,000
Pamela L. Price	15,600	15,600
Jack E. Rasmussen	15,600	15,600
Douglas J. Redman	21,000	21,000
Benedict P. Wassinger, Jr.	33,000	33,000

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Equitable Bank, to their executive officers and directors in compliance with federal banking regulations. Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to directors and executive officers must be approved by the disinterested members of the Board of Directors regardless of amounts.

As of June 30, 2016, loans and drawn open lines of credit to executive officers, directors, and their associates totaled approximately $2,723,000.  All of the loans to related persons (as defined under SEC rules) were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to Equitable Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Equity Compensation Plan Information

The following table provides information as of June 30, 2016, regarding shares outstanding and available for issuance under the Company’s 2006 Equity Incentive Plan.

(c)
Number of
Securities
	(a)		Remaining
	Number of	(b)	Available for
	Securities to be	Weighted	Future Issuance
	Issued Upon	Average	Under Equity
	exercise of	Exercise Price	Compensation
	Outstanding	of Outstanding	Plans (excluding
	Options,	Options,	securities
Plan	Warrants and	Warrants and	reflected in
Category	Rights	Rights	column (a))
Equity compensation plans approved by security holders	-	$-	2,422
Equity compensation plans not approved by security holders	-	$-	-

Total	-	$-	2,422

PROPOSAL II—APPROVAL OF THE EQUITABLE FINANCIAL CORP. 2016 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Equitable Financial Corp. 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”), to promote the long-term financial success of the Company, and its subsidiaries, including Equitable Bank, by providing a means to attract, retain and reward individuals who contribute to the Company’s success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. By approving the 2016 Equity Incentive Plan, we believe our stockholders will give us the flexibility we need to continue to attract and retain highly qualified employees, directors and service providers by offering a competitive compensation program that is linked to the performance of our common stock. The Board of Directors recommends a vote “FOR” the approval of the 2016 Equity Incentive Plan.

The following is a summary of the material features of the 2016 Equity Incentive Plan, which is qualified in its entirety by reference to the 2016 Equity Incentive Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the 2016 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 277,642 shares of the Company’s common stock pursuant to grants of restricted stock awards, restricted unit awards, incentive stock options and non-qualified stock options. The 2016 Equity Incentive Plan will be administered by the members of the Company’s Compensation Committee who are “Disinterested Board Members,” as defined in the 2016 Equity Incentive Plan. The Compensation Committee has the authority and discretion set forth in the 2016 Equity Incentive Plan, including, but not limited to, selecting the persons who will receive awards; establishing the terms and conditions relating to each award; adopting rules and regulations relating to the 2016 Equity Incentive Plan; interpreting the 2016 Equity Incentive Plan; and administering the 2016 Equity Incentive Plan. The 2016 Equity Incentive Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers of any one or more of its members or to a committee or to one or more members of the Board of Directors who are not “outside directors,” including the authority to grant certain awards.

The Compensation Committee may grant an award under the 2016 Equity Incentive Plan as: (i) an alternative to or replacement of an existing award under the 2016 Equity Incentive Plan or any other plan of the Company or its subsidiaries, or (ii) the form of payment for grants or rights earned or due under any other plan or arrangement of the Company or its subsidiaries, including the plan of any entity acquired by the Company or its subsidiaries.

Eligibility

Employees and directors of, and service providers to, the Company and its subsidiaries are eligible to receive awards under the 2016 Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the 2016 Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Compensation Committee and set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Compensation Committee; provided, however, that unless the Compensation Committee specifies a different vesting rate, no award shall vest more rapidly than 20% per year, with the first installment vesting no earlier than the one year anniversary of the date of the grant. Awards may be granted in a combination of incentive and non-qualified stock options, restricted stock or restricted stock units.

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. Under the 2016 Equity Incentive Plan, the exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value for purposes of the 2016 Equity Incentive Plan means:

(i)

the closing sales price of the Company’s common stock as reported on the principal United States securities exchange on which the shares are listed or admitted to trading on the date in question or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or

(ii)

if the stock is not listed on a securities exchange, “fair market value” shall mean a price determined by the Compensation Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Outside directors may only receive non-qualified stock options under the 2016 Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise in cash or by such other means as the Compensation Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Compensation Committee as set forth in the 2016 Equity Incentive Plan or the award agreement. Unless otherwise determined by the Compensation Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an unvested award and any dividends and distributions with respect to the common stock will be immediately distributed to the participant; provided, however, no dividends shall be paid with respect to any restricted stock awards subject to performance-based vesting conditions unless and until the participant vests in such restricted stock award.

Restricted Stock Units. A restricted stock unit award is similar to a restricted stock award except that no share of common stock is actually awarded to the recipient on the date of grant. Each restricted stock unit is evidenced by an award agreement that specifies the restriction period, the number of restricted stock units granted and such other provision as the Compensation Committee will determine. Restricted stock unit awards will be paid in shares of common stock, or, in the sole discretion of the Compensation Committee, in cash or a combination of cash and shares of common stock.

Performance Awards. A performance award is an award of stock options, restricted stock or restricted stock units that will vest upon the achievement of one or more performance measures set forth in the 2016 Equity Incentive Plan.

Limitation on Awards under the 2016 Equity Incentive Plan

The maximum number of shares of stock available under the 2016 Equity Incentive Plan is 277,642. The maximum number of shares that may be delivered pursuant to the exercise of stock options is 198,316 and the maximum number of shares of Stock that may be issued as restricted stock awards and restricted stock units is 79,326. No employee may receive more than 25% of the stock options granted and no more than 25% of any restricted stock and/or restricted stock units granted under the 2016 Equity Incentive Plan. No non-employee director may receive more than 5% of the stock options granted nor more than 5% the restricted stock awards and/or restricted stock units granted and all non-employee directors in the aggregate may not receive more than 30% of the aggregate stock options granted nor more than 30% of the aggregate restricted stock awards and/or restricted stock units granted under the 2016 Equity Incentive Plan.

To the extent any shares of stock covered by an award (including restricted stock awards) are not delivered to a participant or beneficiary because the award is forfeited or cancelled or because a stock option is not exercised, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2016 Equity Incentive Plan.

In the event of a corporate transaction involving the Company’s stock, including, without limitation, any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination or exchange of shares, stock dividend, stock split or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property) liquidation, dissolution, or other similar corporate transaction or event, the Compensation Committee will, in an equitable manner, adjust any or all of the number and kind of securities deemed to be available for grants of stock options, restricted stock awards and restricted stock units, the number and kind of securities that may be delivered or deliverable in respect of outstanding stock options, restricted stock and restricted stock units and the exercise price of stock options. In addition, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options, restricted stock awards and restricted stock units. At any time prior to the consummation of such corporate transaction in which Equitable Financial Corp. is not the surviving entity, the Compensation Committee may direct that all, but not less than all, outstanding stock options be cancelled in exchange for a cash payment per share equal to the excess of the value exchanged over the exercise price of such stock option, provided, that if a the stock option is “underwater” (i.e., a stock option is “underwater” if the exercise price exceeds the fair market value of the underlying stock), the Compensation Committee may, in its discretion cancel and terminate such underwater stock option without the consent of and without any payment to the holder of such stock option.

Prohibition Against Repricing of or Cashing out Underwater Stock Options.  The 2016 Equity Incentive Plan provides that neither the Compensation Committee nor the Board of Directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted. Similarly, the 2016 Equity Incentive Plan prohibits the Company from cashing out underwater stock options without shareholder approval.

Performance Features

General. A federal income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or two other most highly compensated officers required to be reported to shareholders under the Securities Exchange Act of 1934. However, amounts that constitute “performance-based compensation” (as that term is used in section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit. The 2016 Equity Incentive Plan is designed so that stock options will be considered performance-based compensation. The Compensation Committee may designate whether any restricted stock awards or restricted stock units granted to any participant are intended to be performance-based compensation. Any restricted stock awards or restricted stock units designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Compensation Committee: book value or tangible book value per share; basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units of the Company or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Compensation Committee may adjust performance measures in certain circumstances, provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code, except to the extent the Compensation Committee exercises negative discretion as permitted under applicable law for purposes of an exception under section 162(m) of the Internal Revenue Code. The Compensation Committee may modify performance measures in certain circumstances set forth in the 2016 Equity Incentive Plan.

Vesting of Awards

If the vesting of an award under the 2016 Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of service for full vesting shall be determined by the Compensation Committee and evidenced in an award agreement, subject to acceleration of vesting in the event of death, disability, or involuntary termination following a change in control (as defined in the 2016 Equity Incentive Plan). The Compensation Committee will have the power to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Internal Revenue Code Section 409A.

Effect of Termination of Service on Awards

Unless otherwise determined by the Compensation Committee and stated in an award agreement, in the event of a participant’s termination of service for any reason other than disability, death, retirement or for cause, stock options will be exercisable only as to those shares that were immediately exercisable by the participant at the date of termination and only for three months following termination and any restricted stock award and restricted stock unit that has not vested as of the date of termination of service will expire and be forfeited. In the event of termination of service for cause, all stock options that have not been exercised and all restricted stock awards and restricted stock units granted to a participant that have not vested will expire and be forfeited. In the event of termination of service due to disability or death, all stock options subject to an outstanding award will be exercisable, whether or not then exercisable, and all restricted stock awards and restricted stock units will vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested, at the date of termination of service. Stock options may be exercised for one year following termination of service due to death or disability or the remaining term of the stock option, if less. In the event of termination of service due to retirement, a participant’s vested stock options will be exercisable for one year following termination of service, provided that no stock option shall be eligible for treatment as an incentive stock option in the event such stock option is exercised more than three months following termination of service due to retirement and any stock option, restricted stock award or restricted stock unit that has not vested as of the date of termination of service shall expire and be forfeited.

Change in Control

Unless otherwise determined by the Compensation Committee and stated in an award agreement, upon the occurrence of an involuntary termination at or following a change in control of the Company, all outstanding options then held by a participant will become fully exercisable and all restricted stock awards and restricted stock units shall be fully earned and vested. Any outstanding unvested awards will be deemed earned and shall vest if not assumed by a successor entity. For the purposes of the 2016 Equity Incentive Plan, a change in control occurs when: (a) the Company or Equitable Bank merges into or consolidates with another entity, or merges another entity into the Company or Equitable Bank, and as a result, less than a majority of the combined voting power of the resulting entity immediately after the merger or consolidation is held by persons who were stockholders of the Company or Equitable Bank immediately before the merger or consolidation; (b) a person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or Equitable Bank’s voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of voting securities held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities; (c) during any period of two consecutive years, individuals who constitute the Company’s or Equitable Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of such Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or Equitable Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or (d) the Company or Equitable Bank sells to a third party all or substantially all of its assets. Notwithstanding the foregoing, in the event an award constitutes deferred compensation under Section 409A of the Internal Revenue Code, then with respect to such award, a Change in Control shall be defined as required under that Section.

In the event of a change in control, any performance measure attached to a performance award under the 2016 Equity Incentive Plan shall be deemed satisfied at the “target level” as of the date of the change in control, unless the data supports and the Compensation Committee certifies, that the performance measures have been achieved at a higher level than target as of the effective date of the change in control, in which case the performance awards will vest at such higher level.

Forfeiture

The Compensation Committee may specify in an award agreement that rights, payments and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, including termination of employment for cause; termination of the participant’s provision of services to the Company or any subsidiary; violation of material policies of the Company or any subsidiary; breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant; or other conduct of the participant that is detrimental to the business or reputation of the Company or any subsidiary.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under federal securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd Frank Act shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. In addition, awards granted under the 2016 Equity Incentive Plan are subject to any clawback policy adopted by the Board of Directors from time to time.

Automatic Exercise

In the sole discretion of the Compensation Committee, any stock options that are exercisable but unexercised as of the day immediately preceding the tenth anniversary of the grant date may be automatically exercised in certain circumstances set forth in the 2016 Equity Incentive Plan and in accordance with procedures established by the Compensation Committee.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the 2016 Equity Incentive Plan or any award granted under the 2016 Equity Incentive Plan, provided that, except as provided in the 2016 Equity Incentive Plan, no amendment or termination may adversely impair the rights of a participant or beneficiary under an award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the 2016 Equity Incentive Plan to materially increase the benefits accruing to participants under the 2016 Equity Incentive Plan, materially increase the aggregate number of securities that may be issued under the 2016 Equity Incentive Plan (other than as provided in the plan), or materially modify the requirements for participation in the 2016 Equity Incentive Plan, without stockholder approval. Notwithstanding the foregoing, the Compensation Committee may amend the 2016 Equity Incentive Plan or any award agreement, to take effect retroactively or otherwise, to conform the 2016 Equity Incentive Plan or the award agreement to current or future law or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the 2016 Equity Incentive Plan or the making of the award affected thereby, which, in the sole discretion of the Compensation Committee, may materially and adversely affect the financial condition or results of operations of the Company.

Duration of Plan

The 2016 Equity Incentive Plan will become effective upon the approval by the stockholders at this annual meeting. The 2016 Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no award may be granted under the 2016 Equity Incentive Plan on or after the 10-year anniversary of the effective date of the 2016 Equity Incentive Plan. At any time, the Board of Directors may terminate the 2016 Equity Incentive Plan. However, any termination of the 2016 Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2016 Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under

Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements, or if permitted without resulting in liability accounting under FASB ASC Topic 718, in an amount up to the participant’s highest marginal tax rate.

Change in Control. Any acceleration of the vesting or payment of awards under the 2016 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits the Company’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the two other most highly compensated executive officers named in the summary compensation table (“covered employees”). Restricted stock awards, other than performance-based restricted stock awards, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. “Qualified performance-based compensation” is not subject to this limit and is fully deductible by the Company. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Stock options available for award under the 2016 Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit. The 2016 Equity Incentive Plan is designed so that stock options and performance-based restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. The Company expects that the Compensation Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Compensation Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2016 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2016 Equity Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under FASB ASC Topic 718, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock).

PROPOSAL III— RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has approved the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017. The Board of Directors is submitting the selection of BKD, LLP as our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the ratification of the appointment of BKD, LLP is not approved by a majority of the votes cast and entitled to vote at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders. A representative of BKD, LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm.

Change in Independent Registered Public Accounting Firm

On September 25, 2015, the Company dismissed RSM US LLP (formerly McGladrey LLP) as the Company’s independent registered public accounting firm. The decision to dismiss RSM US LLP was approved by the Company’s Audit Committee. In connection with the audit of the fiscal year ended June 30, 2015, and the subsequent interim period through the date of dismissal, there were no disagreements with RSM US LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to RSM US LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report.  In addition, such financial statements contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. On September 25, 2015, the Company appointed BKD, LLP as the Company’s independent registered public accounting firm.

During the past two fiscal years the aggregate fees billed for professional services rendered by RSM US LLP and BKD, LLP were as follows:

Audit Fees. Fees paid to BKD, LLP for the audit of our annual financial statements for the year ended June 30, 2016, and for the review of our quarterly reports were $132,759.  Fees paid to RSM US LLP for the audit of our annual financial statements for the year ended June 30, 2015, and for the review of our quarterly reports were $133,800.

Audit-Related Fees. Fees paid to BKD, LLP for audit-related services were $0 for the year ended June 30, 2016.  Fees paid to RSM US LLP for audit-related services were $0 for the year ended June 30, 2015.

Tax Fees. Aggregate fees paid to BKD, LLP for tax compliance, tax advice and tax planning were $15,000 for the year ended June 30, 2016.  Aggregate fees paid to RSM US LLP for tax compliance, tax advice and tax planning were $12,000 for the year ended June 30, 2015.

All Other Fees. Fees paid to BKD, LLP for other services were $0 for the year ended June 30, 2016.  Fees paid to RSM US LLP for other services were $4,758 for the year ended June 30, 2015.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm. The Audit Committee concluded that performing such services in the years ended June 30, 2016, and 2015, did not affect the independent registered public accounting firm’s independence in performing their function as our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of independent registered public accounting firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular services or category of services, and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedited services are necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit-related fees, tax fees, and other fees paid in 2016 and 2015, were approved per the Audit Committee’s pre-approval policies.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, any stockholder’s proposal to take action at such meeting must be received at our executive office, 113 North Locust Street, Grand Island, Nebraska 68801, no later than June 14, 2017. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Company at least 80 days prior and no more than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Company; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the Company’s bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The 2017 annual meeting of stockholders is expected to be held on November 21, 2017. It is expected that advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than August 23, 2017, and no later than September 2, 2017. If notice is received before August 23, 2017, or later than September 2, 2017, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement will be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by the Company. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers, and regular employees of Equitable Bank may solicit proxies personally or by telephone without additional compensation.

A copy of our Annual Report for the year ended June 30, 2016, will be furnished without charge to stockholders as of the Record Date upon written request to the Corporate Secretary, Equitable Financial Corp., 113 North Locust Street, Grand Island, Nebraska 68801. Additionally, all annual meeting materials can be found at http://investors.equitableonline.com.

BY ORDER OF THE BOARD OF DIRECTORS

Teresa Hartwig,
Corporate Secretary

Appendix A

EQUITABLE FINANCIAL CORP.

2016 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1Purpose, Effective Date and Term.  The purpose of the Equitable Financial Corp. 2016 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Equitable Financial Corp. (the “Company”), and its Subsidiaries, including Equitable Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company.  The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable stockholder approval requirements.   The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

Section 1.2Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3Participation.  Each Employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards shall be limited to Employees and Directors of, and service providers to, the Company or any Subsidiary.

Section 1.4Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1General.  Any Award under the Plan may be granted singularly or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a) Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten‑year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii)  to a non-employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b) Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c) Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

(d)Performance Awards.  A Performance Award means an Award under Section 2.5 that is granted and will vest upon the achievement of one or more specified performance measures set forth in Section 2.5.  A Performance Award may or may not be intended to satisfy the requirements of Code Section 162(m).

Section 2.2Stock Options.

(a) Grant of Stock Options.  Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions.  A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to,  an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)Prohibition of Cash Buy-Outs of Underwater Stock Options.  Under no circumstances will any underwater Stock Options which were granted under the Plan be bought back by the Company without stockholder approval.

Section 2.3Restricted Stock.

(a) Grant of Restricted Stock.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Equitable Financial Corp. dated [Date], made pursuant to the terms of the Equitable Financial Corp. 2016 Equity Incentive Plan, copies of which are on file at the executive offices of Equitable Financial Corp., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Terms and Conditions.Each Restricted Stock Award shall be subject to the following terms and conditions:

(i) Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be immediately distributed to the Participants.  Notwithstanding the foregoing, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award.   Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.

(ii) Voting Rights.  Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion.

(iii) Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock.  Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Restricted Stock shall not be tendered.

(iv)The Committee may, in connection with the grant of Restricted Stock Awards, designate them as “qualified performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a). Regardless of whether Restricted Stock Awards are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable performance measures) need not be the same with respect to each recipient.

Section 2.4 Restricted Stock Units.

(a)Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company.  Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b)Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i) A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant.  Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine.  The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii) The Committee may, in connection with the grant of Restricted Stock Units, designate them as “qualified performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof.  Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant.  The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv) A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.  No dividends shall be paid on Restricted Stock Units.  In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units.  If a Restricted Stock Unit is intended to be qualified performance-based compensation in accordance with Code Section 162(m), payment of Dividend Equivalent Rights to the Award recipient will be conditioned on the satisfaction of the performance criteria.  In such case, the Dividend Equivalent Right shall be paid at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.

Section 2.5Performance Awards. The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award that is intended to be “qualified performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures set forth in sub-section (a) below, as may be determined by the Committee.  The grant of any Performance Award and the establishment of performance measures that are intended to be qualified performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of that Code Section.  At the discretion of the Committee, the vesting of any Stock Option also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options.  Notwithstanding anything herein to the contrary, in the discretion of the Committee, Performance Awards that do not comply with the requirements of Code Section 162(m) may be granted to Covered Employees and/or to persons other than Covered Employees.

(a)Performance Measures.  If intended to be qualified performance-based compensation pursuant to Code Section 162(m), such performance measures must be based on any one or more of the following:

(i) book value or tangible book value per share;
(ii) basic earnings per share;
(iii) basic cash earnings per share;
(iv) diluted earnings per share;
(v) diluted cash earnings per share;
(vi) return on equity;
(vii) net income or net income before taxes;
(viii) cash earnings;
(ix) net interest income;
(x) non-interest income;
(xi) non-interest expense to average assets ratio;
(xii) cash general and administrative expense to average assets ratio;
(xiii) efficiency ratio;
(xiv) cash efficiency ratio;
(xv) return on average assets;
(xvi) cash return on average assets;
(xvii) return on average stockholders’ equity;
(xviii) cash return on average stockholders’ equity;
(xix) return on average tangible stockholders’ equity;

(xx) cash return on average tangible stockholders’ equity;
(xxi) core earnings;
(xxii) operating income;
(xxiii) operating efficiency ratio;
(xxiv) net interest rate margin or net interest rate spread;
(xxv) growth in assets, loans, or deposits;
(xxvi) loan production volume;
(xxvii) non-performing loans;
(xxviii) cash flow;

(xxix) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(xxx) any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures.  The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)Adjustments.  Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be qualified performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  Subject to the foregoing sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure.  Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary.   If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(c)Treatment on Retirement.  Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit that is intended to be considered qualified performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability or Involuntary Termination at or following a Change in Control).  Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.

Section 2.6Vesting of Awards.  The Committee shall specify the vesting schedule or conditions of each Award.  Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan (other than Performance Awards granted under Section 2.5) shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting no earlier than the one year anniversary of the date of grant.  If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s death, Disability or Involuntary Termination following a Change in Control).  Notwithstanding anything to the contrary herein, except to the extent specified in Section 4.1(c), at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award unless accelerated due to death, Disability or Involuntary Termination following a Change in Control.

Section 2.7Deferred Compensation.  If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 2.9.Effect of Termination of Service on Awards.  The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.  Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment or severance agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a)Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.  Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability or the remaining unexpired term of the Stock Option, if less; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service.  In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d)Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

ARTICLE 3 - Shares Subject to Plan

Section 3.1Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2Share Limitations.

(a)Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 277,642 shares of Stock.  The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is 198,316 shares of Stock, which represents ten percent (10%) of the number of shares sold in connection with the mutual-to-stock conversion of Equitable Financial MHC on July 8, 2015 (the “Conversion”).  The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is 79,326 shares of Stock, which represents four percent (4%) of the number of shares sold in the Conversion.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)Computation of Shares Available.  For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following: to the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  To the extent: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3Limitations on Grants to Individuals.

(a)Stock Options - Employees.  The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option granted to any one Employee pursuant to Section 3.2 shall be 49,579 shares, all of which may be granted during any calendar year.  Such maximum amount represents approximately twenty-five percent (25%) of the maximum number of shares of Stock that may be delivered pursuant Stock Options under Section 3.2.

(b)Restricted Stock Awards and Restricted Stock Units - Employees.    The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards and Restricted Stock Units granted to any one Employee Participant under the Plan shall be 19,831 shares, all of which may be granted during any calendar year.  Such maximum amount represents approximately twenty-five percent (25%) of the maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units.

(c)Stock Options - Directors.  The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options granted to any one individual non-employee Director under the Plan shall be 9,915 shares, all of which may be granted during any calendar year and, in addition, all non-employee Directors, in the aggregate, may not receive more than 59,494 shares all of which may be granted during any calendar year.  Such maximum amounts represent approximately five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.

(d)Restricted Stock Awards and Restricted Stock Units - Directors.  The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards or Restricted Stock Units granted to any one individual non-employee Director under the Plan shall be 3,966 shares, all of which may be granted during any calendar year and, in addition, all non-employee Directors, in the aggregate, may not receive more than 23,797 shares, all of which may be granted during any calendar year.  Such maximum amounts represent approximately five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be issued as Restricted Stock Awards or Restricted Stock Units.

(e)The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4Corporate Transactions.

(a)General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted

Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “qualified performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b)Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1Consequence of a Change in Control.  Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, change in control, or severance agreement entered into by and between the Company and/or the Bank and an Employee:

(a)At the time of an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).  All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following such Involuntary Termination.  To the extent not specified herein or in the Award Agreement, the Committee shall have the discretion to determine the treatment of outstanding unvested Awards, provided, however, that any such Awards will be deemed earned and shall vest if not assumed by a successor entity.

(b)At the time of an Involuntary Termination at or following a Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately.  Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c)In the event of a Change in Control, any performance measure attached to a Performance Award under the Plan shall be deemed satisfied at the “target” level as of the date of the Change in Control, unless the data supports and the Committee certifies, that the performance measures have been achieved at a higher level than target as of the effective date of the Change in Control, in which case, the Performance Award will vest at such higher level.

Section 4.2Definition of Change in Control.  For purposes of this Agreement, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a)Merger:  The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)Acquisition of Significant Share Ownership:  A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s Voting Securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c)Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or

(d)Sale of Assets:  The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, in the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1Administration.  The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.

Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act; or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board  (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:

(a) the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and except with respect to Performance Awards intended to be subject to Code Section 162(m), to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.

(b)The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)The Committee will have the authority to define terms not otherwise defined herein.

(d)Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

(f)The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner  (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5Committee Action.  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper.  A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee.  Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties.  Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1No Implied Rights.

(a)No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)No Rights as a Stockholder.  Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant.  A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”).  Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.  Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b).  If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service.  This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum amount (or an amount up to a Participant’s highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor) required for federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding (or an amount up to a Participant’s highest marginal rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor).  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.  The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Nebraska without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in the State of Nebraska, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:

(a)in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17Forfeiture Events.

(a)The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or who is subject to clawback under Section 954 of the Dodd-Frank Act shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

Section 7.18Automatic Exercise.  In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements.  Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

Section 7.19Regulatory Requirements.  The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)“Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)“Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)“Board” means the Board of Directors of the Company.

(e)If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

(f)“Change in Control” has the meaning ascribed to it in Section 4.2.

(g)“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)“Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)“Committee” means the Committee acting under Article 5.

(j)“Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k)“Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l)If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan.  To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)“Disinterested Board Member” means a member of the Board who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto.  The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Code Section 162(m), Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(n)“Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.

(o) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(p)“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(r)“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(s)“Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

(t) A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)a material diminution in Participant’s base compensation;

(ii)a material diminution in Participant’s authority, duties or responsibilities;

(iii) a change in the geographic location at which Participant must perform his duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv)in the event a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(u)“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(v)“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(w)“ISO” has the meaning ascribed to it in Section 2.1(a).

(x) “Non-Qualified Option” means the right to purchase shares of Stock that is either: (i) granted to a Participant who is not an Employee; or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(y)“Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(z)“Performance Award” has the meaning ascribed to it in Sections 2.1(d) and 2.5.

(aa)“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

(bb)“Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

(cc)“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(dd)“Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment or service on or after the attainment of age 65.  An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased.  A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire.  A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options.

(ee)“SEC” means the United States Securities and Exchange Commission.

(ff)“Securities Act” means the Securities Act of 1933, as amended from time to time.

(gg)“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.  Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(hh)“Stock” means the common stock of the Company, $0.01 par value per share.

(ii)“Stock Option” has the meaning ascribed to it in Section 2.1(a) and 2.2.

(jj)“Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(kk)“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(iv)Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v)With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.  With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(ll)“Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)indications of time of day mean Central Time;

(f)“including” means “including, but not limited to”;

(g)all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:55 p.m., Central Time, on November 14, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/EQFN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — Your Board of Directors recommends a vote FOR each of the nominees and the listed proposal. 1. Election of Directors. Three Year Terms: + For Withhold For Withhold For Withhold 01 - Gary L. Hedman 02 - Douglas J. Redman 03 - David L. Richardson For Against Abstain ForAgainst Abstain 2. The approval of the Equitable Financial Corp. 2016 Equity Incentive Plan. 3. The ratification of the appointment of BKD LLP as the independent auditor of Equitable Financial Corp. for the year ending June 30, 2017. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 9 1 9 7 0 1 02G77A MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — EQUITABLE FINANCIAL CORP. ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 15, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints Vincent J. Dugan, Pamela L. Price, Jack E. Rasmussen, and Benedict P. Wassinger, Jr., and each of them, with full power of substitution, to act as proxy for the undersigned and to vote all shares of common stock of Equitable Financial Corp. that the undersigned is entitled to vote at the annual meeting of shareholders, to be held on November 15, 2016, at 10:00 a.m., local time, at The Yancey, Commons Room, 123 North Locust Street, Grand Island, Nebraska, and at any and all adjournments thereof, as indicated on this proxy card. This proxy, when properly executed and returned, will be voted as directed by the undersigned shareholder. If no instructions are specified, this proxy will be voted “FOR” all of the proposals listed. This proxy also confers discretionary authority to vote with respect to the election of any person as Director where the nominees are unable to serve or for good cause will not serve and with respect to any other business that may properly come before the annual meeting or any adjournment thereof. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE